UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2012

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Enter into a Material Definitive Agreement.

On December 20, 2012, Cumulus Media Inc. (the “Company”) entered into an amendment and restatement (the “Amendment and Restatement”) of its First Lien Credit Agreement, dated as of September 16, 2011, among the Company, Cumulus Media Holdings, Inc., as borrower (the “Borrower”), and the lenders and the agents thereto (the “Original Agreement”). Pursuant to the Amendment and Restatement, the terms and conditions contained in the Original Agreement remained substantially unchanged, except as follows: (i) the amount outstanding thereunder was increased to $1.325 billion; (ii) the margin for LIBOR (as defined below) -based borrowings was reduced from 4.5% to 3.5% and for Base Rate (as defined below) -based borrowings was reduced from 3.5% to 2.5%; and (iii) the LIBOR floor for LIBOR-based borrowings was reduced from 1.25% to 1.0%.

At December 20, 2012, after giving effect to the Amendment and Restatement, borrowings under the First Lien Term Loan bore interest at 4.5% per annum. There were no outstanding borrowings under the Revolving Credit Facility at December 20, 2012.

The following description of the terms and conditions of the Amendment and Restatement is qualified in its entirety by reference to the full text of the Amendment and Restatement, which is being filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

The Amendment and Restatement consists of a $1.325 billion first lien term loan facility maturing in September 2018 (the “First Lien Term Loan”) and a $300.0 million revolving credit facility, maturing in September 2016 (the “Revolving Credit Facility”). Under the Revolving Credit Facility, up to $30.0 million of availability may be drawn in the form of letters of credit and up to $30.0 million is available for swingline borrowings.

Borrowings under the Amendment and Restatement bear interest, at the option of the Borrower, based on the Base Rate or the London Interbank Offered Rate (“LIBOR”), in each case plus 3.5% on LIBOR-based borrowings and 2.5% on Base Rate-based borrowings. LIBOR-based borrowings are subject to a LIBOR floor of 1.0% for both the First Lien Term Loan and the Revolving Credit Facility. Base Rate-based borrowings are subject to a Base Rate Floor of 2.25% for the First Lien Term Loan and 2.0% for the Revolving Credit Facility. Base Rate is defined, for any day, as the fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.0%, (ii) the prime commercial lending rate of JPMorgan, as established from time to time, and (iii) 30 day LIBOR plus 1.0%. The First Lien Term Loan amortizes at a per annum rate of 1.0% of the original principal amount of the First Lien Term Loan, payable quarterly, which commenced on March 31, 2012, with the balance payable on the First Lien Term Loan maturity date. Any amounts drawn under the Revolving Credit Facility will be due and payable on the Revolving Credit Facility maturity date.

Interest on Base Rate-based borrowings is due on the last day of each calendar quarter, except with respect to swingline loans, for which interest is due on the day that such swingline loan is required to be repaid. Interest payments on loans whose interest rate is based upon LIBOR are due at maturity if the term is three months or less or every three months and at maturity if the term exceeds three months.

The representations, covenants and events of default in the Amendment and Restatement are customary for financing transactions of this nature. Events of default include, among others: (a) the failure to pay when due the obligations owing under the Amendment and Restatement; (b) the failure to comply with (and not timely remedy, if applicable) certain required financial covenants; (c) certain cross defaults and cross accelerations; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its restricted subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use one or more of, any material FCC licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the Amendment and Restatement, and the ancillary loan documents as a secured party.

In the event amounts are outstanding under the Revolving Credit Facility, the Amendment and Restatement requires compliance with a consolidated total net leverage ratio. On September 30, 2012, the most recent measurement date, this ratio would have been 7.0 to 1.0. Such ratio will be reduced in future periods if amounts are outstanding under the Revolving Credit Facility at an applicable date.

The Amendment and Restatement also requires compliance with customary restrictive non-financial covenants, which, among other things, and with certain exceptions, limit the Company’s ability to incur or guarantee additional indebtedness; consummate asset sales, acquisitions or mergers; make investments; enter into transactions with affiliates; and pay dividends or repurchase stock. At December 20, 2012, the Company was in compliance with all of the required covenants under the Amendment and Restatement.

Certain mandatory prepayments on the First Lien Term Loan are required upon the occurrence of specified events, including upon the incurrence of certain additional indebtedness, upon the sale of certain assets and upon the occurrence of certain condemnation or casualty events, and from excess cash flow.

The Company’s, the Borrower’s and their respective restricted subsidiaries’ obligations under the Amendment and Restatement are collateralized by a first priority lien on substantially all of the Company’s, the Borrower’s and their respective restricted subsidiaries’ assets in which a security interest may lawfully be granted, including, without limitation, intellectual property and substantially all of the capital stock of the Company’s direct and indirect domestic subsidiaries and 66.0% of the capital stock of any future first-tier foreign subsidiaries. In addition, the Borrower’s obligations under the Amendment and Restatement are guaranteed by the Company and substantially all of its restricted subsidiaries, other than the Borrower.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

10.1	First Lien Credit Agreement, dated as of September 16, 2011 among Cumulus Media Inc., Cumulus Media Holdings, Inc. as borrower, certain lenders, JPMorgan as Administrative Agent, UBS, Macquarie, Royal Bank of Canada and ING Capital LLC, as Co-Syndication Agents, and U.S. Bank National Association and Fifth Third Bank, as Co-Documentation Agents, as amended and restated as of December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and
Chief Financial Officer

Date: December 27, 2012

Exhibit Index

Number	Exhibit

10.1	First Lien Credit Agreement, dated as of September 16, 2011 among Cumulus Media Inc., Cumulus Media Holdings, Inc. as borrower, certain lenders, JPMorgan as Administrative Agent, UBS, Macquarie, Royal Bank of Canada and ING Capital LLC, as Co-Syndication Agents, and U.S. Bank National Association and Fifth Third Bank, as Co-Documentation Agents, as amended and restated as of December 20, 2012.